Exhibit 99.1

Press Release	Source: Paragon Financial Corporation

Paragon Announces Conversion of $1.6 Million Debt to Equity

Wednesday December 21, 6:58 am ET

Transaction Completed Above Current Market Price

PONTE VEDRA BEACH, Fla., Dec. 21 /PRNewswire-FirstCall/ — Paragon Financial Corporation (OTC Bulletin Board: PGNF - News), a consolidator in the highly fragmented financial services marketplace, announced today that it has reached an agreement with Mr. Matthew Robinson, one of the company’s early investors, to convert approximately $1.6 million of existing debt into Paragon’s common stock. Mr. Robinson recently purchased the debt from Paragon’s former PGNF Home Lending Corp. subsidiary.

Under the agreement, Mr. Robinson will receive 15,000,000 shares of Paragon’s common stock in exchange for the notes, and accrued interest thereon, totaling $1,643,215. This represents a conversion price of approximately $0.11 per share, more than twice the $0.05 closing price of Paragon’s common stock on December 19, 2005.

Scott Vining, chief financial officer of Paragon, said, “By completing this transaction, we address a significant legacy issue that has burdened the company since our divestiture of PGNF Home Lending. One of our goals for 2005 was to minimize the negative impact of these legacy issues during the current fiscal year, and now, with this transaction completed, we are clearly on track to achieve that goal.”

Mr. Robinson went to add, “As an original investor in Paragon, I have continued to monitor the company’s progress from afar. My decision to purchase the debt, as well as to consummate the subsequent debt-to-equity transaction, clearly reflects my confidence in Paragon’s business plan to consolidate the highly fragmented financial services marketplace. Further, I believe Paragon has formulated an extremely creative marketing plan that will attract a lot of positive market attention in 2006.”

About Paragon Financial Corporation

Paragon Financial Corporation (http://www.pgnf.com) is a financial services business focused on the acquisition of companies that originate mortgages loans or provide other financial services.

SEC Filings and Forward-Looking Statements

Certain information contained in this announcement are “forward-looking statements.” Paragon cautions readers that certain important factors may affect actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this announcement or which are otherwise made by or on behalf of Paragon. The forward looking statements are identified through use of the words “potential,” “anticipate,” “expect,” “planned” and other words of similar meaning. These forward-looking statements may be affected by the risks and uncertainties inherent in the mortgage industry and in the Company’s business. The Company cautions readers that certain important factors may have affected and could in the future affect the Company’s beliefs and expectations and could cause the actual results to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof. Factors which may affect results include, but are not limited to, the ability to raise capital necessary to sustain operations and implement the business plan, the ability to obtain additional regulatory permits and approvals to operate in the financial services area, the ability to identify and complete acquisitions and successfully integrate acquired businesses, if any, the ability to implement the company’s business plan, changes in the real estate market, interest rates or the general economy of the markets in which the company operates. Additional information regarding Paragon is contained in the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on.

PARAGON FINANCIAL CORPORATION

Scott Vining, Chief Financial Officer

904-285-0000

svining@paragonfinancialcorp.com

Source: Paragon Financial Corporation